U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1-6370	59-0914138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida 33027

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (954) 364-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement.

Indenture and 7.375% Senior Notes due 2021

On January 21, 2011, Elizabeth Arden, Inc. (the “Company”) issued $250,000,000 aggregate principal amount of 7.375% Senior Notes due 2021 (the “Notes”), which mature on March 15, 2021, pursuant to an indenture, dated as of January 21, 2011, among the Company and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture provides that the Notes are general unsecured, senior obligations of the Company and will initially not be guaranteed by any of the Company’s subsidiaries. The Company will use the net proceeds from the sale of the Notes to repurchase or redeem all of its 7 3/4% Senior Subordinated Notes, and to repay a portion of its existing revolving credit facility.

The Company will pay interest on the Notes at 7.375% per annum, semi-annually in arrears on March 15 and September 15, commencing on September 15, 2011.

The Company may redeem some or all of the Notes at any time on or after March 15, 2016, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. The Company may redeem the Notes prior to March 15, 2016 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date, plus a “make-whole” premium. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes using net proceeds from certain equity offerings completed prior to March 15, 2014 at a redemption price of 107.375% of the principal amount, plus accrued and unpaid interest to the redemption date.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur, assume or guarantee additional indebtedness; (ii) issue redeemable stock and preferred stock; (iii) repurchase capital stock; (iv) make other restricted payments, including without limitation, paying dividends and making investments; (v) create liens; (vi) redeem debt that is junior in right of payment to the Notes; (vii) sell or otherwise dispose of assets, including capital stock of subsidiaries; (viii) enter into agreements that restrict dividends from subsidiaries; (ix) enter into mergers or consolidations; (x) enter into transactions with affiliates and (xi) guarantee indebtedness. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Registration Rights Agreement

On January 21, 2011, in connection with the issuance of the Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, as representative of the initial purchasers of the Notes.

Subject to the terms of the Registration Rights Agreement, among other things, the Company will file one or more registration statements pursuant to the Securities Act of 1933, as amended, relating to notes (the “Exchange Notes”) having identical terms in all material respects as the Notes as part of offers to exchange freely tradable Exchange Notes for Notes and will use its reasonable best efforts to cause the exchange offer to be consummated within 270 days after the issue date of the Notes.

If the Company fails to meet these requirements, among others, holders of the Notes will be entitled to the payment of additional interest. In certain limited circumstances, the Company will be required to file a shelf registration statement to cover resales of the Notes by holders thereof.

Supplemental Indenture

On January 20, 2011, the Company entered into a supplemental indenture (the “Supplemental Indenture”) by and among the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee to the Indenture (the “2014 Indenture”) dated as of January 13, 2004 pursuant to which the Company’s 7 3/4% Senior Subordinated Notes due 2014 (the “7 3/4% Notes”) were issued.

The Supplemental Indenture was entered into in connection with the Company’s previously announced cash tender offer and consent solicitation with respect to the 7 3/4% Notes commenced on January 6, 2011. The Supplemental Indenture amends the 2014 Indenture to, among other things, eliminate substantially all of the restrictive covenants contained in the 2014 Indenture and the 7 3/4% Notes (other than, among other covenants, the covenant to pay interest and premiums, if any, on and principal of, the 7 3/4% Notes when due) and certain events of default and related provisions.

The Supplemental Indenture became operative on January 21, 2011 upon payment for the 7 3/4% Notes tendered on or prior to the consent date for the 7 3/4% Notes and accepted for purchase by the Company pursuant to the tender offer.

Third Amended and Restated Credit Facility

On January 21, 2011, the Company also entered into an amendment and restatement of its existing credit facility with a syndicate of banks, for which JP Morgan Chase bank is the administrative agent (the “New Credit Facility”). Under the terms of the New Credit Facility, the Company may borrow on a revolving basis up to $300 million, with a $25 million sub-limit for letters of credit. Additionally, the Company may, at any time, increase the size of the New Credit Facility up to $375 million without entering in a formal amendment requiring the consent of all of the banks, subject to the Company’s satisfaction of certain conditions. The New Credit Facility will mature in January 2016.

The New Credit Facility is guaranteed by all of the Company’s U.S. subsidiaries and is collateralized by a first priority lien on all of its U.S., Canada and Puerto Rico accounts receivable and U.S. inventory. Borrowings under the New Credit Facility will be limited to 85% of eligible accounts receivable and 85% of the appraised net liquidation value of all of the Company’s inventory, as determined pursuant to the terms of the New Credit Facility; provided, however, that from August 15 to October 31 of each year the borrowing base may be temporarily increased by up to $25 million.

The New Credit Facility has only one financial maintenance covenant, which is a debt service coverage ratio that must be maintained at not less than 1.1 to 1 if average borrowing base capacity declines to less than $25 million ($35 million from September 1 through January 31). Under the terms of the New Credit Facility, the Company may pay dividends or repurchase common stock if it maintains borrowing base capacity of at least $25 million from February 1 to August 31 ($35 million from September 1 to January 31), after making the applicable payment. The New Credit Facility will restrict the Company from incurring additional non-trade indebtedness (other than refinancings and certain permitted indebtedness).

Borrowings under the credit portion of the New Credit Facility will bear interest at a floating rate based on an “Applicable Margin” which will be determined by reference to a debt service coverage ratio. At the Company’s option, the Applicable Margin may be applied to either the London InterBank Offered Rate (LIBOR) or the base rate. The Applicable Margin charged on LIBOR loans ranges from 1.75% to 2.50% and ranges from 0.25% to 1.0% for base rate loans, except that the Applicable Margin on the first $25 million of borrowings from August 15 to October 31 of each year, while the temporary increase in the Company’s borrowing base is in effect, is 1.00% higher. The Company is required to pay an unused commitment fee ranging from 0.375% to 0.50% based on average quarterly unused portion of the New Credit Facility.

The Company is permitted to voluntarily prepay outstanding obligations under the New Credit Facility without any penalty, other than breakage costs, or premium at any time and to permanently reduce the amount committed under the New Credit Facility.

The foregoing summaries do not purport to be complete and are qualified in their entireties by reference to the Indenture, the Registration Rights Agreement, the Supplemental Indenture and the New Credit Facility, attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4 respectively, and incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03 – Material Modification to the Rights of Security Holders

The information set forth under Item 1.01 above regarding the Supplemental Indenture is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

On January 21, 2011, the Company purchased $195,938,000 principal amount of its outstanding 7 3/4% Senior Subordinated Notes due 2014 (CUSIP No. 28660GAC0) pursuant to the early tender provisions of its Offer to Purchase and Consent Solicitation Statement which was delivered to the holders of the 7 3/4% Notes on January 6, 2011. The tender offer is scheduled to expire at midnight, New York City time on February 3, 2011, unless extended or earlier terminated (the “Expiration Date”).

In addition, the Company has called for redemption, in accordance with the terms of the 2014 Indenture, all 7 3/4% Notes that remain outstanding after the Expiration Date, at the applicable redemption price, plus interest accrued to the redemption date of February 22, 2011.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

4.1	Indenture, dated as of January 21, 2011, respecting Elizabeth Arden, Inc.’s 7.375% Senior Notes due 2021, among Elizabeth Arden, Inc. and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated January 21, 2011, respecting Elizabeth Arden, Inc.’s 7.375% Senior Notes due 2021, by and among Elizabeth Arden, Inc. and J.P. Morgan Securities LLC, as representative the initial purchasers.

4.3	Supplemental Indenture, dated January 20, 2011, respecting Elizabeth Arden, Inc.’s 7 3/4% Senior Subordinated Notes due 2014, by and among Elizabeth Arden, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee.

10.1	Third Amended and Restated Credit Agreement, dated as of January 21, 2011, among Elizabeth Arden, Inc., as borrower, JP Morgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as collateral agent and syndication agent, Wells Fargo Capital Finance, LLC, HSBC Bank USA, N.A. and U.S. Bank National Association, as co-documentation agents, JPMorgan Chase Bank, N.A., and Bank of America, N.A. as joint lead arrangers, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Dated: January 25, 2011	By:	/s/ MARCEY BECKER
Marcey Becker
Senior Vice President
Finance and Corporate Development

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of January 21, 2011, respecting Elizabeth Arden, Inc.’s 7.375% Senior Notes due 2021, among Elizabeth Arden, Inc. and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated January 21, 2011, respecting Elizabeth Arden, Inc.’s 7.375% Senior Notes due 2021, by and among Elizabeth Arden, Inc. and J.P. Morgan Securities LLC, as representative the initial purchasers.

4.3	Supplemental Indenture, dated January 20, 2011, respecting Elizabeth Arden, Inc.’s 7 3/4% Senior Subordinated Notes due 2014, by and among Elizabeth Arden, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee.

10.1	Third Amended and Restated Credit Agreement, dated as of January 21, 2011, among Elizabeth Arden, Inc., as borrower, JP Morgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as collateral agent and syndication agent, Wells Fargo Capital Finance, LLC, HSBC Bank USA, N.A. and U.S. Bank National Association, as co-documentation agents, JPMorgan Chase Bank, N.A., and Bank of America, N.A. as joint lead arrangers, and the other lenders party thereto.